SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2004

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4600

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

As previously reported in First Union Real Estate Equity and Mortgage Investment (the “Trust”) 8K dated November 22, 2004, FT-Fin Acquisition LLC (“FT-Fin”), a Delaware limited liability company wholly-owned by the Trust, entered into a loan agreement with Keybank National Association and Newstar CP Funding LLC and other lenders party thereto pursuant to which FT-Fin had the right to borrow up to $53,000,000.  As previously reported, FT-Fin borrowed $27,000,000 on November 18, 2004 under this loan agreement.  On December 8, 2004, FT-Fin satisfied the conditions to enable it to draw the remaining $26,000,000 and made such a draw.  As a result, the outstanding principal balance due on the loan effective December 8, 2004 is $53,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of December, 2004.

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
Chief Operating Officer